Exhibit 99.1

QSAM Biosciences Clarifies Recent Promotional and Trading Activities at the Request of OTC Markets

Austin, Texas; February 11, 2021 – QSAM Biosciences Inc. (OTCQB: QSAM) (“QSAM” or the “Company”), today announced that it became aware on February 9, 2021 of certain promotional activities concerning its common stock through notification by Issuer Services at OTC Markets Group (“OTC Markets”), including three electronic newsletters prepared by third parties – Market Caliber, OTC Tip Reporter, and StockOnions.com (the “Newsletters”). The Company was not aware of the Newsletters before receiving copies of the Newsletters from OTC Markets.

The Company recognizes that the Newsletters’ distribution, apparently from February 7 to February 9, 2021, coincided with higher than average trading volume in the Company’s common stock. The Company has no knowledge or opinion about whether the Newsletters directly affected trading activity, including volume and stock price. Other factors also may have impacted trading activity in the Company’s stock, which has experienced a steady increase in volume and price since the Company conducted its 25:1 reverse stock split and ticker symbol change in September 2020, and then completed its full transition into the business of radiopharmaceutical development with a new management team in November 2020.

Such additional factors which may have affected trading activity include recently Company-issued and approved press releases highlighting the Company’s $2.5 million preferred equity financing on January 28, 2021 led by an experienced institutional investor, the successful results of an important safety study on the Company’s core radiopharmaceutical technology on January 21, 2021, and receipt of a key European patent for its technology on December 10, 2020 (the “Recent Press Releases”). The additional factors also may include an increased number of shares of common stock in the secondary market “float”, primarily from the conversion of promissory notes originally issued by the Company in 2017 and 2018. These debt conversions were initially disclosed in the “subsequent events” section of the Company’s Form 10-Q for the period ended September 30, 2020, filed on November 23, 2020. Several times since November 2020, the Company has updated the total number of shares outstanding and unrestricted shares in the “float” on the OTC Market’s OTCIQ website when additional promissory notes and other legacy liabilities of the Company were converted into shares of common stock, or common stock was otherwise issued.

The Newsletters identified by OTC Markets appear to quote information about the Company from the Recent Press Releases, as well as a research report issued by Goldman Small Cap Research on January 13, 2021 (the “Research Report”). The Company’s management reviewed a draft of the Research Report prior to distribution and determined the content to be materially accurate and complete. Much of the information in the Research Report is derived directly from the Company’s website, press releases (including the Recent Press Release), and periodic reports filed with the Securities and Exchange Commission (“SEC”).

The Research Report also contained a stock price target for the Company’s stock traded on the OTCQB, which is typical for analyst reports. Management did not and does not participate in the development of or approval of stock price targets and had no knowledge of such valuation opinions of the author prior to public dissemination of the Research Report. Stock price targets are opinions of the author of the Research Report, are highly speculative, and should be evaluated carefully based on the Company’s latest filings with the SEC and other publicly available information. The Company makes no representation and expresses no opinion about whether the stock price targets are accurate or attainable.

As previously stated, the three Newsletters appear to quote information from the Company’s press releases (including the Recent Press Releases) and the Research Report (including the price target), but also add additional highly promotional statements and “calls to action” for investors to consider buying the Company’s stock. The Newsletters also make vague statements about “Imminent FDA Approval” which are taken out of context and misleading. The Company never has made the statement that its drug candidate, CycloSam®, may be approved imminently by the FDA. Instead, and as disclosed publicly, management believes that the FDA may in the short-term clear an application to commence clinical trials, which is an involved, multi-phased process that ultimately may not lead to FDA approval of CycloSam for commercial usage. The Company strongly urges investors not to rely on these Newsletters, which represent promotional efforts by unknown sources, in evaluating the Company.

Neither the Company nor any member of management, directors, or control persons were involved, directly or indirectly, with the creation of, distribution of, or payment for the Newsletters, nor did they have notice of or editorial control over the content or timing of the Newsletters. Two service providers to the Company, identified below, have represented to the Company that they were not involved, directly or indirectly, with the creation of, distribution of, or payment for the Newsletters, nor did they have notice of or editorial control over the content or timing of the Newsletters. At this time, the Company does not know who paid for these Newsletters, whether the $25,000 fee reportedly paid to each of the groups is accurate, or the substance of any agreement related to the payment for and publishing of information through the Newsletters.

The Company, its officers and directors, were involved with providing information used in the creation of the Research Report, except that the Company and its officers and directors did not make any recommendation or express any opinion on the price target set forth therein. The fee for the Research Report was paid for by Alta Capital LLC, an affiliated entity of Redstone Communications, Inc., who is a third-party service provider of the Company. The Company has also retained a service provider that is affiliated with a newsletter called OTC Stock Review, and which has sent several emails to its double opt-in subscriber base about the Company between November 2020 and January 2021. The Company did not review these emails prior to their dissemination. The service provider has represented to the Company that the information presented in its emails came directly from and represented correctly the content of the Company’s press releases and SEC filings.

Over the past 90 days, several of the Company’s officers and directors acquired equity securities of the Company. None of the Company’s officers or directors have sold any equity securities during this same period. In fact, after inquiry, the Company is not aware of any officers or directors of the Company, past or present, who have sold equity securities in the Company over the past five years. For the most part, the recent acquisition of securities by officers and directors was from the conversion of promissory notes issued to these officers and directors in 2017 and 2018, and/or other unpaid compensation owed to these individuals. The common shares issued to these individuals were restricted, contain a Rule 144 legend, and cannot be sold without a registration statement or other exemptions from registration under the Securities Act of 1933, as amended, and will be reflected in disclosures that these individuals will file timely on Form 5 filings required to be made by February 16, 2021.

Also, during the last 90 days, as reported in the Company’s Form 8-K filed with the SEC on December 31, 2020, three members of the Company’s executive management were issued an aggregate of 6,800 shares of the Company’s Series B Incentive Preferred Stock. These preferred shares are restricted securities subject to vesting and forfeiture provisions, similar to stock options. Lastly, two of the Company’s directors and executive officers purchased shares of the Company’s Series B Preferred Stock in the private offering consummated on January 27, 2021. These securities also are restricted and cannot be sold without a registration statement or other exemptions from registration under the Securities Act of 1933, as amended. These stock acquisitions also will be disclosed in Form 5 filings required to be made by February 16, 2021.

Alta Capital LLC (“Alta”), an affiliated entity of Redstone Communications Inc. (“Redstone”), one of the Company’s service providers, purchased 1,587,234 common shares directly from seven former Company debtholders (the “Debt Holders”) in seven separate transactions over the last 90 days. The Debt Holders converted promissory notes issued to them by the Company in 2017 and 2018, and entered into private contracts directly with Alta to complete those sales. The Company’s transfer agent records suggest that Alta may have sold some or all of such shares in market transactions under a valid exemption from the registration requirements of the Securities Act of 1933, as amended, including representations to the Company and its counsel that it was not an affiliate of the Company over the previous 90 days.

The Company has a Consulting Agreement with Redstone dated November 1, 2020, to provide strategic consulting services to the Company, including the development of presentation materials, communications and messaging around the Company’s recent business transition into radiopharmaceuticals, as well as introductions to parties who may be able to help the Company with financing, debt reduction, and other strategic business opportunities. The Company does not compensate Redstone for successful fund raising.

The Company also has a three-month Consulting Agreement with Atlanta Capital Partners, LLC (“ACP”), dated November 16, 2020. ACP provides traditional investor relations services such as outreach to brokers and other potential buyers of the Company’s stock in the secondary market, and is affiliated with a newsletter called OTC Stock Review.

The Company has previously issued shares or convertible securities at prices constituting a discount to the current market rate at the time of issuance. None of these convertible securities contained a feature whereby the conversion price was tied to the current market price, or a discount to the current market price, at the time of conversion. A summary of these securities in reverse chronological order follows:

Security	Date of Issuance	Number of Shares	Price and Convertible Features	Party(ies) Holding Security
Series B Convertible Preferred Stock	January 27, 2021	2,500 preferred shares convertible into 15,625,000 common shares	Fixed conversion price of $0.16. Price may be adjusted if the Company issues shares at a lower price.	29 individual holders, none with more than 16% of the total Series B shares
Warrants related to Series B offering	January 27, 2021	6,285,714 shares; plus an additional 475,000 shares to the lead investor.	Fixed exercise price of $0.35; fixed exercise price of $0.45 for lead investor warrants	29 individual holders
Convertible Promissory Notes	Initial closing March 31, 2017; additional closings in 2018	Approximately 20,440,000 based on approximately $4.5 million in principal and interest payments	Convertible at $0.22. Conversion feature was tied to a $6 million company valuation floor. Conversion price, therefore, decreased if new shares were issued. Market price of the Company’s stock did not affect the conversion price.	32 holders, of which all but three holders have converted into common stock as of the current date.
Series A 6% Convertible Preferred Stock	November 2015	Approximately 3,750,000 common shares based on $600,000 original principal amount	Originally convertible at $0.26 (prior to reverse splits). Currently convertible at $0.16. Conversion price adjustable if the Company issues shares at a lower price.	Alpha Capital Anstalt; Brio Capital Master Fund
Original Issue Discount Senior Secured Convertible Debenture (as amended)	May 2013	As of September 30, 2020, $160,000 remained outstanding, convertible into 727,273 shares of common stock	Originally convertible at $0.15 (prior to reverse splits). Convertible at $0.22. Conversion price adjustable if the Company issues shares at a lower price.	Alpha Capital Anstalt; Brio Capital Master Fund

About QSAM Biosciences:

QSAM Bioscience, Inc. holds the worldwide license for CycloSam® (Samaium-153 DOTMP), a clinical-stage novel radiopharmaceutical meant to treat different types of bone cancer and related diseases. QSAM’s initial technology is Samarium-153 DOTMP, aka CycloSam, a clinical-stage bone targeting radiopharmaceutical developed by IsoTherapeutics Group LLC, leaders in the nuclear medicine field who also developed FDA-approved and commercially available Quadramet® (Samarium-153 EDTMP), indicated for pain palliation. IsoTherapeutics Group LLC assigned the CycloSam patents to its subsidiary, IGL Pharma, Inc.

CycloSam has already demonstrated preliminary safety and efficacy in animal studies and a single patient FDA-cleared successful human trial performed in 2020. This nuclear technology uses low specific activity Samarium-153 (resulting in far less europium) and DOTMP, a chelator which is believed to eliminate off-target migration and targets sites of high bone turnover making it an ideal agent to treat osteosarcoma or other bone metastases. Osteosarcoma is the most common malignant bone tumor among children and adolescents. Because of its ability to deliver radiation to the skeletal system, it is also believed to be an effective agent to perform bone marrow ablation as pre-conditioning for bone marrow transplantation. This drug candidate utilizes an FDA-approved radioisotope combined with a novel chelant that has demonstrated increased efficacy and decreased side effects in animal models. Further, CycloSam utilizes a streamlined, just-in-time manufacturing process. Management believes these factors offer a strong pathway to commercialization.

CycloSam is cleared by the FDA under an investigator-initiated IND to commence human dosing in patients with osteosarcoma and bone metastasis. CycloSam was also cleared by the FDA and successfully used under a single-patient IND to perform bone marrow ablation prior to allogenic marrow transplantation (BMA/T) in 2020.

Legal Notice Regarding Forward-Looking Statements: This news release contains “Forward-looking Statements”. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the ability to consummate acquisitions and ultimately integrate them, the level of demand and market acceptance of our products, and changes in our business strategies. This is not an offering of securities and securities may not be offered or sold absent registration or an applicable exemption from the registration requirements.

Contact

Christopher Nelson

General Counsel

cnelson@qsambio.com